Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Press Contact: Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Investor Contact: Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Fourth Quarter and Full Year 2004 Earnings

PLYMOUTH MEETING, PA, February 24, 2005 — Brandywine Realty Trust (NYSE:BDN) announced today that diluted earnings per share (EPS) was $0.11 for the fourth quarter of 2004, a decrease of $0.35 per share as compared to $0.46 for the fourth quarter of 2003. Net income was $8.5 million for the fourth quarter, a decrease of $33.3 million, as compared to $41.8 million for the fourth quarter of 2003. The decrease in net income in the fourth quarter of 2004 as compared to the similar period in 2003 was primarily attributable to $26.4 million of aggregate net gains on the sale of interests in real estate and disposition of discontinued operations in 2003 as compared to $0.5 million in 2004.

Diluted EPS was $1.15 for the year ended December 31, 2004, a decrease of $0.28 per share as compared to $1.43 per share for the year ended December 31, 2003. Net income was $60.3 million for the year ended December 31, 2004, a decrease of $26.4 million, as compared to $86.7 million for the year ended December 31, 2003. The decrease in net income was primarily the result of $30.2 million of aggregate net gains on the sale of interests in real estate and disposition of discontinued operations in 2003 as compared to $6.1 million in 2004.

Diluted funds from operations (FFO) was $38.9 million or $0.68 per share for the fourth quarter of 2004 compared to $34.6 million or $0.69 per share for the fourth quarter of 2003. FFO for the fourth quarter of 2004 excludes a $3.0 million or $0.05 per share write-off of deferred financing costs associated with the Company’s repayment of its 2007 and 2008 unsecured term loans. This charge was previously disclosed in the Company’s 2004 financial outlook included in its press release dated November 4, 2004. FFO for the fourth quarter of 2003 excludes a charge of $20.6 million associated with the redemption of the Series B preferred shares.

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462     Phone: (610) 325-5600 • Fax: (610) 325-5622
www.brandywinerealty.com

	Quarters ended December 31
	2004	2003
FFO per share, as adjusted	$0.68	$0.69

Write-off of deferred financing fees on 2007 and 2008 term loans	(0.05)	—

Series B preferred share redemption charge	—	(0.41)

FFO per share including these items	$0.63	$0.28

FFO for the year ended December 31, 2004 was $133.9 million or $2.61 per share as compared to $130.4 million or $2.70 per share in 2003. FFO for 2004 excludes a gain of $4.5 million related to the Series B preferred unit redemption in February 2004 and a $3.0 million write-off of deferred financing costs in the fourth quarter of 2004. FFO for 2003 excludes a charge of $20.6 million related to the redemption of the Series B preferred shares in December 2003.

	Years ended December 31
	2004	2003
FFO per share, as adjusted	$2.61	$2.70
Series B preferred unit redemption gain	0.08	—

Write-off of deferred financing fees on 2007 and 2008 term loans	(0.05)	—

Series B preferred share redemption charge	—	(0.42)

FFO per share including these items	$2.64	$2.28

FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “Our recent leasing activity continues to point to slowly improving conditions in our core markets. In 2004 we achieved positive absorption, reduced our capital costs by 18% as compared to the prior year, made significant strides in our strategic plan and positioned the Company for strong growth in 2006 and beyond. We enter 2005 focused on realizing the internal growth inherent in our core portfolio and capitalizing on the financial capacity to opportunistically seize strategic external growth opportunities.”

Brandywine Realty Trust Summary Portfolio Performance

•	The 2004 payout ratio of FFO was 64.9% for the fourth quarter and 67.5% for the full year
•	In 2004 rental rate growth on new leases computed on a straight-line basis declined 11.7% for the fourth quarter and 5.0% for the full year
•	In 2004 rental rate growth on renewals computed on a straight-line basis declined 2.1% for the fourth quarter and 2.8% for the full year
•	The 2004 retention rate was 85.5% for the fourth quarter and 79.2% for the full year
•	The Portfolio was 91.8% occupied and 92.7% leased as of December 31, 2004
•

In the fourth quarter leases expired or were terminated for approximately 1,026,000 square feet, leases were renewed for approximately 877,000 square feet and new leases were signed for approximately 458,000 square feet

•

In 2004, leases expired or were terminated for approximately 4,258,000 square feet, leases were renewed for approximately 3,374,000 square feet and new leases were signed for approximately 1,000,000 square feet

Distributions

On December 21, 2004, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid January 17, 2005 to shareholders of record as of December 31, 2004. The Company also declared its dividend for the fourth quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.46094 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on January 17, 2005 to holders of record of the Series C and Series D Preferred Shares as of December 31, 2004.

Significant Transactions

On October 22, 2004, the Company’s operating partnership completed a public offering of $275 million, 4.50% senior unsecured notes due November 1, 2009 and $250 million, 5.40% unsecured notes due November 1, 2014. The notes were rated Baa3 by Moody’s Investors Service and BBB- by Standard & Poor’s and Fitch Ratings. Net proceeds from the offering were used to repay outstanding indebtedness.

On November 18, 2004, the holder of our 7.25% Series A Cumulative Convertible Preferred Shares converted such shares into an aggregate of 1,339,286 of our common shares. The Company no longer has any convertible preferred shares or convertible preferred units in its capital structure.

On December 16, 2004, the Company’s operating partnership sold $113 million, 4.34% unsecured notes due December 14, 2008. The net proceeds were used to repay outstanding indebtedness.

Leasing Update for the Radnor Portfolio and Cira Centre

Subsequent to the end of the third quarter of 2004, the Company had the following leasing activity at the assets located in Radnor, PA acquired in connection with the acquisition of the Rubenstein portfolio and at Cira Centre, the Company’s 29-story development project located in University City, Philadelphia.

Cira Centre: We continue to attract businesses that desire to re-locate into the City of Philadelphia. We are in advanced stages of lease negotiation or under letter of intent with six such tenants. Based on this activity we expect Cira to be 75% pre-leased by March 31, 2005.

Radnor Financial Center: We have executed leases totaling 97,600 square feet subsequent to September 30, 2004. In the fourth quarter we signed 15,600 square feet of new leases with tenants who took occupancy in 2004 and we signed new leases for 69,400 square feet with occupancy expected to take place in the first quarter of 2005. In January of 2005 we signed new leases totaling 12,600 square feet with occupancy expected to take place by the second quarter of 2005.

Radnor Corporate Center: We have executed renewals totaling 213,800 square feet subsequent to September 30, 2004. Transactions totaling 122,500 square feet were completed by December 31, 2004 and we completed an additional 91,300 square feet of renewals in January of 2005.

2005 Financial Outlook

The Company’s 2005 financial outlook continues to be predicated upon the following key and variable assumptions:

•	The same-store portfolio (which represents approximately 79% of total square footage and 77% of projected 2005 net operating income) to achieve the following percentage changes from 2004 results:
	•	GAAP rents and reimbursements (not including termination fees) to decline 0.50% to 1.50%
	•	Net operating income to range from unchanged to a decline of 2.0%
	•	Average occupancy to range from an increase of 0.50% to a decrease of 0.50%

•	The completion of all development projects in accordance with the estimates identified in our supplemental disclosure as of December 31, 2004.
•	While targeted acquisitions are a component of the Company’s 2005 strategy, there are no acquisitions factored into the 2005 financial outlook.

In January 2005, we received a termination fee relating to space leased to a tenant in our Pennsylvania West region. This transaction will positively effect our full year 2005 expectations by approximately $0.05 per share and was not factored into our previous estimates.

Based on these key assumptions, we have updated our guidance from our November 4, 2004 press release and expect our full year 2005 EPS to be $0.41 to $0.48 and FFO per share to be $2.48 to $2.55. We expect first quarter 2005 FFO per share to be $0.63 to $0.64 and EPS to be $0.11 to $0.12. These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, and actual operating expenses and interest rates as compared to our forecast.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2003. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Fourth Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, February 25, 2005 at 11:00 a.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, March 4, 2005 by calling 1-877-519-4471 – access code 5599770. In addition, the conference call can be accessed via a webcast located on the Company’s website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of fourth quarter earnings. The Supplemental Information package is available through the Company’s website @ brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mt. Laurel, NJ, Philadelphia, PA and Richmond, VA, is one of the Mid-Atlantic region's largest full service real estate companies. Brandywine owns, manages or has an ownership interest in 292 office and industrial properties, aggregating 23.7 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

# # #

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share information)

	December 31,
	2004	2003
ASSETS
Real estate investments:
Operating properties	$2,483,134	$1,869,744
Accumulated depreciation	(325,802)	(268,091)

	2,157,332	1,601,653
Construction-in-progress	145,016	29,787
Land held for development	61,517	63,915

	2,363,865	1,695,355
Cash and cash equivalents	15,346	8,552
Escrowed cash	17,980	14,388
Accounts receivable, net	11,999	5,206
Accrued rent receivable	32,641	26,652
Investment in marketable securities	423	12,052
Assets held for sale	—	5,317
Investment in unconsolidated joint ventures, at equity	12,754	15,853
Deferred costs, net	34,449	26,071
Intangible assets, net	101,056	7,433
Other assets	43,471	38,897

Total assets	$2,633,984	$1,855,776

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$518,234	$462,659
Borrowings under Credit Facility	152,000	305,000
Unsecured senior notes, net of discounts	636,435	—
Unsecured term loan	—	100,000
Accounts payable and accrued expenses	49,243	30,290
Distributions payable	27,363	20,947
Tenant security deposits and deferred rents	20,046	16,123
Acquired lease intangibles	39,271	1,305
Other liabilities	1,525	14,055
Liabilities related to assets held for sale	—	52

Total liabilities	1,444,117	950,431

Minority interest	42,866	133,488

Beneficiaries’ equity:
Preferred Shares (shares authorized-10,000,000):
7.25% Series A Preferred Shares, $0.01 par value;
shares issued and outstanding-no shares in 2004
and 750,000 in 2003	—	8
7.50% Series C Preferred Shares, $0.01 par value;
shares issued and outstanding-2,000,000 in 2004
and 2003	20	20
7.375% Series D Preferred Shares, $0.01 par value;
shares issued and outstanding-2,300,000 in 2004
and no shares in 2003	23	—
Common Shares of beneficial interest, $0.01 par value;
shares authorized-100,000,000; issued and
outstanding-55,292,752 in 2004 and 41,040,710 in 2003	550	410
Additional paid-in capital	1,346,654	936,730
Share warrants	—	401
Cumulative earnings	370,514	310,212
Accumulated other comprehensive loss	(3,130)	(2,158)
Cumulative distributions	(567,630)	(473,766)

Total beneficiaries’ equity	1,147,001	771,857

Total liabilities and beneficiaries’ equity	$2,633,984	$1,855,776

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenue
Rents	$81,107	$63,896	$275,631	$256,616
Tenant reimbursements	11,909	11,456	37,572	37,518
Other	3,122	3,272	12,858	10,959

Total revenue	96,138	78,624	326,061	305,093

Operating Expenses
Property operating expenses	25,763	20,927	89,857	80,244
Real estate taxes	9,687	7,168	31,062	27,681
Interest	19,535	13,542	55,061	57,835
Depreciation and amortization	28,991	15,543	79,904	60,332
Administrative expenses	4,123	3,511	15,100	14,464

Total operating expenses	88,099	60,691	270,984	240,556

Income from continuing operations before equity
in income of real estate ventures,
net gain on sales of interests in
real estate and minority interest	8,039	17,933	55,077	64,537
Equity in income (loss) of real estate ventures	451	14	2,024	52

Income from continuing operations before net
gain on sales of interests
in real estate and minority interest	8,490	17,947	57,101	64,589
Net gain on sales of interests in real estate	74	19,385	2,975	20,537
Minority interest attributable to continuing
operations	(332)	(2,307)	(2,472)	(9,294)

Income from continuing operations	8,232	35,025	57,604	75,832
Discontinued operations:
Income (loss) from discontinued operations	(95)	114	(336)	1,651
Net gain on disposition of discontinued
operations	401	6,998	3,136	9,690
Minority interest	(11)	(300)	(101)	(495)

	295	6,812	2,699	10,846

Net Income	8,527	41,837	60,303	86,678
Income allocated to Preferred Shares	(2,348)	(2,978)	(9,720)	(11,906)
Redemption of Preferred Units	—	(20,598)	4,500	(20,598)

Income allocated to Common Shares	$6,179	$18,261	$55,083	$54,174

Earnings per Common Share after discontinued operations:
Basic income per Common Share	$0.11	$0.46	$1.15	$1.43

Basic weighted-average shares outstanding	54,382,030	39,436,362	47,781,789	36,937,467

Diluted income per Common Share	$0.11	$0.46	$1.15	$1.43

Diluted weighted-average shares outstanding	54,654,967	39,664,652	48,018,704	37,087,869

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$8,527	$41,837	$60,303	$86,678

Add (deduct):
Minority interest attributable to continuing operations	332	2,307	2,472	9,294
Net gain on sale of interests in real estate	(74)	(19,385)	(2,975)	(20,537)
Minority interest attributable to discontinued operations	11	300	101	495
Net gain on disposition of discontinued operations	(401)	(6,998)	(3,136)	(9,690)

Income before net gains on sales of interests in real estate
and minority interest	8,395	18,061	56,765	66,240

Add:
Depreciation:
Real property	20,468	13,687	63,192	54,176
Real estate ventures	782	870	2,389	2,759
Amortization of leasing costs	8,275	1,985	15,890	7,209
Prepetual Preferred Share distributions	(1,998)	—	(7,332)	—
Redemption of Preferred Shares	—	(20,598)	4,500	(20,598)

Funds from operations (FFO)	$35,922	$14,005	$135,404	$109,786

FFO, excluding non-recurring items (2)	$38,917	$34,603	$133,899	$130,384

Number of weighted-average Common Shares	57,415,193	50,503,184	51,358,343	48,223,542

FFO per weighted-average Common Share - fully diluted	$0.63	$0.28	$2.64	$2.28

FFO per weighted-average Common Share - fully diluted,
excluding non-recurring items (2)	$0.68	$0.69	$2.61	$2.70

Dividend per Common Share	$0.44	$0.44	$1.76	$1.76
Payout ratio of FFO (1)	70.3%	158.7%	66.8%	77.3%
Payout ratio of FFO, excluding non-recurring items (1)(2)	64.9%	64.2%	67.5%	65.1%
EPS per weighted-average Common Share - diluted	$0.11	$0.46	$1.15	$1.43
Cash Available for Distribution (CAD):
FFO, excluding non-recurring items(2)	$38,917	$34,603	$133,899	$130,384
Add (deduct):
Rental income from straight-line rents	(2,142)	(1,488)	(6,023)	(5,917)
Deferred market rental income	(526)	(25)	(406)	(287)
Amortization:
Deferred financing costs	408	771	1,967	2,304
Deferred compensation costs	467	678	2,114	2,869
Impairment loss	—	—	—	861
Second generation capital expenditures (3):
Building and tenant improvements	(10,271)	(9,626)	(33,813)	(29,642)
Lease commissions	(1,231)	(956)	(4,692)	(4,482)

Cash available for distribution	$25,622	$23,957	$93,046	$96,090

Number of weighted-average Common Shares	57,415,193	50,503,184	51,358,343	48,223,542

Dividend per Common Share	$0.44	$0.44	$1.76	$1.76

Cash flows from:
Operating activities	$49,813	$34,258	$150,788	$118,741
Investing activities	(45,620)	(6,134)	(680,601)	(34,016)
Financing activities	1,290	(27,065)	536,607	(102,974)

(1)	Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2)	Represents FFO excluding the write off of deferred financing costs of $3.0 million in 4th Quarter 2004 associated with the repayment of our unsecured term loans, a gain of $4.5 million related to Series B Preferred Unit redemption in February 2004, and a charge of $20.6 million associated with the redemption of the Series B Preferred Shares in December 2003.

(3)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)

Of the 246 Properties owned by the Company as of December 31, 2004, a total of 221 Properties (“Same Store Properties”) containing an aggregate of 14.7 million net rentable square feet were owned for the entire years ended December 31, 2004 and 2003. Average occupancy for the Same Store Properties was 91.0% during 2004 and 91.1% during 2003. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,		Dollar Variance	Percent Variance
	2004	2003
Revenue
Rents (a)	$240,248	$240,165	$83	0.0%
Tenant reimbursements	32,803	31,021	1,782	5.7%
Other (b)	3,953	4,543	(590)	-13.0%

	277,004	275,729	1,275	0.5%
Operating expenses
Property operating expenses	85,302	83,506	1,796	2.2%
Real estate taxes	26,493	24,975	1,518	6.1%

	111,795	108,481	3,314	3.1%

Net operating income	$165,209	$167,248	$(2,039)	-1.2%

(a)	Includes straight-line rental income of $4,014 for 2004 and $4,789 for 2003

(b)	Includes net termination fee income of $1,454 for 2004 and $2,108 for 2003

The following table is a reconciliation of Net Income to Same Store net operating income:

	Year Ended December 31,
	2004	2003
Net Income	$60,303	$86,678
Add/(deduct):
Interest expense	55,061	57,835
Administrative expenses	15,100	14,464
Equity in income of real estate ventures	(2,024)	(52)
Depreciation and amortization — continuing operations	79,904	60,332
Depreciation and amortization — discontinued operations	224	1,053
Net gain on sale of interests in real estate — continuing operations	(2,975)	(20,537)
Net gain on sale of interests in real estate — discontinued operations	(3,136)	(9,690)
Minority interest attributable to continuing operations	2,472	9,294
Minority interest attributable to discontinued operations	101	495

Consolidated net operating income	205,030	199,872
Less: Net operating income of non same store properties	(22,651)	(14,009)
Less: Eliminations and non-property specific net operating income	(17,170)	(18,615)

Same Store net operating income	$165,209	$167,248

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS -- QUARTER
(unaudited and in thousands)

Of the 246 Properties owned by the Company as of December 31, 2004, a total of 221 Properties (“Same Store Properties”) containing an aggregate of 14.7 million net rentable square feet were owned for the entire three-month periods ended December 31, 2004 and 2003. Average occupancy for the Same Store Properties was 91.5% during 2004 and 91.3% during 2003. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended December 31,		Dollar Variance	Percent Variance
	2004	2003
Revenue
Rents (a)	$60,237	$59,933	$304	0.5%
Tenant reimbursements	8,891	9,856	(965)	-9.8%
Other (b)	935	1,260	(325)	-25.8%

	70,063	71,049	(986)	-1.4%
Operating expenses
Property operating expenses	20,295	21,553	(1,258)	-5.8%
Real estate taxes	6,792	6,503	289	4.4%

	27,087	28,056	(969)	-3.5%

Net operating income	$42,976	$42,993	$(17)	0.0%

(a)	Includes straight-line rental income of $1,079 for 2004 and $1,083 for 2003

(b)	Includes net termination fee income of $347 for 2004 and $840 for 2003

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended December 31,
	2004	2003
Net Income	$8,527	$41,837
Add/(deduct):
Interest expense	19,535	13,542
Administrative expenses	4,123	3,511
Equity in income of real estate ventures	(451)	(14)
Depreciation and amortization — continuing operations	28,991	15,543
Depreciation and amortization — discontinued operations	18	129
Net gain on sale of interests in real estate — continuing operations	(74)	(19,385)
Net gain on sale of interests in real estate — discontinued operations	(401)	(6,998)
Minority interest attributable to continuing operations	332	2,307
Minority interest attributable to discontinued operations	11	300

Consolidated net operating income	60,611	50,772
Less: Net operating income of non same store properties	(12,160)	(2,636)
Less: Eliminations and non-property specific net operating income	(5,475)	(5,143)

Same Store net operating income	$42,976	$42,993